Pete Smith 6604 Topaz Dr. Vernon, B.C. VIH IN8

January  12,  2004

Salmon  Express,  Inc.

To  Whom  .It  May  Concern:

I hereby agree to loan up to U.S.$5O,OOO.OO, to Salmon Express, Inc., a Nevada corporation (the "Company"), on an as needed basis to supplement the business operations and expenses of the Company during the twelve month time period beginning with the date of this letter.

/s/  Pete  Smith
-----------------------------------------
Pete  Smith